Name of Registrant:
Franklin Fund Allocator Series

File No. 811-07851

Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

I. The Board of Trustees of Franklin Fund Allocator Series
(the "Trust"), on behalf of Franklin Payout 2018 Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and re-adjourned on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	353,401	100.00%	100.00%	0	0.00%	0.00%
Terrence J. Checki	353,401	100.00%	100.00%	0	0.00%	0.00%
Mary C. Choksi	3	53,401	100.00%	100.00%	0	0.00%	0.00%
Edith E. Holiday	353,401	100.00%	100.00%	0	0.00%	0.00%
Gregory E. Johnson	353,401	100.00%	100.00%	0	0.00%	0.00%
Rupert H. Johnson, Jr.	353,401	100.00%	100.00%	0	0.00%	0.00%
J. Michael Luttig	353,401	100.00%	100.00%	0	0.00%	0.00%
Larry D. Thompson	353,401	100.00%	100.00%	0	0.00%	0.00%
John B. Wilson		353,401	100.00%	100.00%	0	0.00%	0.00%


Proposal 2. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
353,401	100.00%	100.00%	0	0.00%	0	0.00%	0	0.00%	Y

II. The Board of Trustees of Franklin Fund Allocator Series
(the "Trust"), on behalf of Franklin Payout 2019 Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	404,930	100.00%	100.00%	0	0.00%	0.00%
Terrence J. Checki	404,930	100.00%	100.00%	0	0.00%	0.00%
Mary C. Choksi		404,930	100.00%	100.00%	0	0.00%	0.00%
Edith E. Holiday	404,930	100.00%	100.00%	0	0.00%	0.00%
Gregory E. Johnson	404,930	100.00%	100.00%	0	0.00%	0.00%
Rupert H. Johnson, Jr.	404,930	100.00%	100.00%	0	0.00%	0.00%
J. Michael Luttig	404,930	100.00%	100.00%	0	0.00%	0.00%
Larry D. Thompson	404,930	100.00%	100.00%	0	0.00%	0.00%
John B. Wilson		404,930	100.00%	100.00%	0	0.00%	0.00%


Proposal 2. To approve an amended fundamental investment restriction regarding investments in commodities.



For	% Voted For	% of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
404,930	100.00%	100.00%	0	0.00%	0	0.00%	0	0.00%	Y

III. The Board of Trustees of Franklin Fund Allocator Series
(the "Trust"), on behalf of Franklin Payout 2020 Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	405,526	100.00%	100.00%	0	0.00%	0.00%
Terrence J. Checki	405,526	100.00%	100.00%	0	0.00%	0.00%
Mary C. Choksi		405,526	100.00%	100.00%	0	0.00%	0.00%
Edith E. Holiday	405,526	100.00%	100.00%	0	0.00%	0.00%
Gregory E. Johnson	405,526	100.00%	100.00%	0	0.00%	0.00%
Rupert H. Johnson, Jr.	405,526	100.00%	100.00%	0	0.00%	0.00%
J. Michael Luttig	405,526	100.00%	100.00%	0	0.00%	0.00%
Larry D. Thompson	405,526	100.00%	100.00%	0	0.00%	0.00%
John B. Wilson		405,526	100.00%	100.00%	0	0.00%	0.00%


Proposal 2. To approve an amended fundamental investment restriction regarding investments in commodities.


For	% Voted For	% of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
405,526	100.00%	100.00%	0	0.00%	0	0.00%	0	0.00%	Y


IV. The Board of Trustees of Franklin Fund Allocator Series
(the "Trust"), on behalf of Franklin Payout 2021 Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	406,002	100.00%	100.00%	0	0.00%	0.00%
Terrence J. Checki	406,002	100.00%	100.00%	0	0.00%	0.00%
Mary C. Choksi		406,002	100.00%	100.00%	0	0.00%	0.00%
Edith E. Holiday	406,002	100.00%	100.00%	0	0.00%	0.00%
Gregory E. Johnson	406,002	100.00%	100.00%	0	0.00%	0.00%
Rupert H. Johnson, Jr.	406,002	100.00%	100.00%	0	0.00%	0.00%
J. Michael Luttig	406,002	100.00%	100.00%	0	0.00%	0.00%
Larry D. Thompson	406,002	100.00%	100.00%	0	0.00%	0.00%
John B. Wilson		406,002	100.00%	100.00%	0	0.00%	0.00%


Proposal 2. To approve an amended fundamental investment restriction regarding investments in commodities.


For	% Voted For	% of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
406,002	100.00%	100.00%	0	0.00%	0	0.00%	0	0.00%	Y

V. The Board of Trustees of Franklin Fund Allocator Series
(the "Trust"), on behalf of Franklin NextStep Conservative Fund
(the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	307,726	95.15%	94.87%	15,690	4.85%	4.84%
Terrence J. Checki	307,726	95.15%	94.87%	15,690	4.85%	4.84%
Mary C. Choksi	307,726	95.15%	94.87%	15,690	4.85%	4.84%
Edith E. Holiday	307,726	95.15%	94.87%	15,690	4.85%	4.84%
Gregory E. Johnson	307,726	95.15%	94.87%	15,690	4.85%	4.84%
Rupert H. Johnson, Jr.	307,726	95.15%	94.87%	15,690	4.85%	4.84%
J. Michael Luttig	307,726	95.15%	94.87%	15,690	4.85%	4.84%
Larry D. Thompson	307,726	95.15%	94.87%	15,690	4.85%	4.84%
John B. Wilson	307,726	95.15%	94.87%	15,690	4.85%	4.84%


Proposal 2. To approve an amended fundamental investment restriction regarding investments in commodities.


For	% Voted For	% of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
65,409	20.22%	20.16%	9,302	2.88%	24,582	7.60%	224,123	69.30%	N
VI. The Board of Trustees of Franklin Fund Allocator Series
(the "Trust"), on behalf of Franklin NextStep Moderate Fund
(the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin
Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	1,237,760	98.52%	97.37%	18,541	1.48%	1.46%
Terrence J. Checki	1,237,760	98.52%	97.37%	18,541	1.48%	1.46%
Mary C. Choksi		1,231,830	98.05%	96.90%	24,471	1.95%	1.93%
Edith E. Holiday	1,238,085	98.55%	97.40%	18,216	1.45%	1.43%
Gregory E. Johnson	1,238,085	98.55%	97.40%	18,216	1.45%	1.43%
Rupert H. Johnson, Jr.	1,238,085	98.55%	97.40%	18,216	1.45%	1.43%
J. Michael Luttig	1,237,760	98.52%	97.37%	18,541	1.48%	1.46%
Larry D. Thompson	1,237,760	98.52%	97.37%	18,541	1.48%	1.46%
John B. Wilson		1,238,085	98.55%	97.40%	18,216	1.45%	1.43%


Proposal 2. To approve an amended fundamental investment restriction regarding investments in commodities.


For	% Voted For	% of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
328,788	26.17%	25.86%	13,157	1.05%	21,251	1.69%	893,105	71.09%	N

VII. The Board of Trustees of Franklin Fund Allocator Series (the "Trust"), on behalf of Franklin NextStep Growth Fund
(the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and again on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following
Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve an amended fundamental investment restriction
regarding investments in commodities.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:





For	% Voted For	% For of Outstanding Shares
Withhold	% Voted Withhold	% Withhold of Outstanding
Shares
Harris J. Ashton	574,059	100.00%	99.74%	0	0.00%	0.00%
Terrence J. Checki	574,059	100.00%	99.74%	0	0.00%	0.00%
Mary C. Choksi		574,059	100.00%	99.74%	0	0.00%	0.00%
Edith E. Holiday	574,059	100.00%	99.74%	0	0.00%	0.00%
Gregory E. Johnson	574,059	100.00%	99.74%	0	0.00%	0.00%
Rupert H. Johnson, Jr.	574,059	100.00%	99.74%	0	0.00%	0.00%
J. Michael Luttig	574,059	100.00%	99.74%	0	0.00%	0.00%
Larry D. Thompson	574,059	100.00%	99.74%	0	0.00%	0.00%
John B. Wilson		574,059	100.00%	99.74%	0	0.00%	0.00%


Proposal 2. To approve an amended fundamental investment restriction regarding investments in commodities.


For	% Voted For	% of Outstanding Shares
Against	% Voted Against	Abstain	% Voted Abstain	Broker Non-Vote	%
Broker Non-Vote	Passed (Y or N)
158,264	27.57%	27.50%	1,321	0.23%	3,208	0.56%	411,266	71.64%	N